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                                                              EXHIBIT 21
                                                             SUBSIDIARIES
                                                            ARCH COAL, INC.

Arch Energy Resources, Inc.

Arch Reclamation Services, Inc.

Arch Western Acquisition Corporation

         Arch Western Resources, LLC
                  AU Sub LLC
                  Arch Uinta, LLC
                  Arch of Wyoming, LLC
                  Canyon Fuel Company, LLC
                  Mountain Coal Company, LLC
                  State Leases LLC
                  Thunder Basin Coal Company, L.L.C.

Ark Land Company
         Western Energy Resources, Inc.

Allegheny Land Company

Apogee Coal Company

Arch Coal Sales Company, Inc.

Arch Coal Terminal, Inc.

Ashland Terminal, Inc.

Catenary Coal Holdings, Inc.
         Catenary Coal Company
         Cumberland River Coal Company
         Lone Mountain Processing, Inc.

Coal-Mac, Inc.

Mingo Logan Coal Company

Mountain Gem Land, Inc.

Mountain Mining, Inc.
         Hobet Mining, Inc.
         Julian Tipple, Inc.

Mountaineer Land Company

P.C. Holding, Inc.

Energy Development Co.

Paint Creek Terminals, Inc.